SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 19, 1996


                          SPRINT-FLORIDA, INCORPORATED
             (Exact name of registrant as specified in its charter)


     Florida                         0-1244                    59-0248365
    (State of                     (Commission                 (IRS Employer
  Incorporation)                  File Number)           Identification Number)



             P.O. Box 165000, Altamonte Springs, Florida 32716-5000
            (Address of principal executive offices)      (Zip Code)



       Registrant's telephone number, including area code: (407) 889-6010



                       United Telephone Company of Florida
                   (Former Name, if changed since last report)






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

Item 1.  Changes in Control of Registrant.

         Effective December 31, 1996, all of the capital stock of registrant was contributed by its parent, Sprint Corporation ("Sprint"), to the capital of another wholly-owned Sprint subsidiary, Centel Corporation ("Centel"), which then contributed all of the capital stock of registrant to the capital of Central Telephone Company ("CTC"), a wholly-owned subsidiarry of Centel. Following such transfers, all of the capital stock of registrant is held by CTC.

Item 2.  Acquisition or Disposition of Assets.

         Effective December 31, 1996, immediately following the contribution of all of the capital stock of registrant to CTC, Central Telephone Company of Florida ("Central"), a Florida corporation and a wholly-owned subsidiary of CTC, merged with and into the registrant.

         Pursuant  to  the  Agreement   and  Plan  of  Merger,   each  share  of
registrant's stock was not changed as a result of the merger and each share of Central was canceled.

         Central provides local exchange telephone service in portions of the state of Florida through approximately 379,000 access lines.

Item 5.  Other Events.

         Effective December 19, 1996, the registrant changed its name to Sprint-Florida, Incorporated.

Item 7.  Financial Statements and Exhibits.

         (a)      Not applicable based on Section 210.3-05 (b) (2) (i)

         (b)      Not applicable based on section 210.11-01 (c)

         (c)      Exhibits










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

Exhibit No.

2 Agreement and Plan of Merger, dated as of December 20, 1996, between Sprint-Florida, Incorporated and Central Telephone Company of Florida.

3i   Restated  Articles of  Incorporation  of  Sprint-Florida,  Incorporated.

3ii  Bylaws of Sprint-Florida, Incorporated, as amended.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          SPRINT-FLORIDA, INCORPORATED


                                             By /s/ J.J. Beling
                                             (Name) J.J. Beling
                                             (Title) Controller
Dated: January 14, 1997
























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

                                  EXHIBIT INDEX
Exhibit
Number    Exhibit                                                       Page No.

2         Agreement and Plan of Merger,  dated as of December 20, 1996,     5
          between Sprint-Florida, Incorporated and Central Telephone Company of Florida.

3i        Restated Articles of Incorporation of  Sprint-Florida,            8
          Incorporated.

3ii       Bylaws of Sprint-Florida, Incorporated, as amended.              10



































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